Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of December 20, 2012 and entered into by and among MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), MGM Grand Hotel, LLC, a Nevada limited liability company (“MGM Hotel”), New York-New York Hotel & Casino, LLC, a Nevada limited liability company (“NYNY”), Bellagio, LLC, a Nevada limited liability company (“Bellagio”), The Mirage Casino-Hotel, a Nevada corporation (“Mirage Casino”), MGM Resorts Mississippi, Inc., a Mississippi corporation (“MGM Mississippi”), and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 17 hereof (each of Detroit, MGM Hotel, NYNY, Bellagio, Mirage Casino and MGM Mississippi and each Additional Grantor, a “Grantor” and, collectively, the “Grantors”) and Bank of America, N.A., as Administrative Agent under the Credit Agreement (as defined below) (in such capacity, together with its successors and assigns, “Administrative Agent”).

PRELIMINARY STATEMENTS

A.                                    Pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement), by and among MGM Resorts International, a Delaware corporation (“MGM Resorts”), Detroit (together with MGM Resorts, the “Borrowers”), the Lenders from time to time party thereto and Administrative Agent, Lenders desire to make certain loans and commitments to the Borrowers and the L/C Issuers may issue certain Letters of Credit, subject to the terms and conditions set forth in the Credit Agreement.

B.                                    The Borrowers may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements with one or more Hedge Banks and one or more Secured Cash Management Agreements with one or more Cash Management Banks, in each case in accordance with or as permitted by the terms of the Credit Agreement, and it is desired that the obligations of the Borrowers under the Secured Hedge Agreements and the Secured Cash Management Agreements, together with all obligations of the Borrowers under the Credit Agreement and the other Loan Documents, be secured hereunder.

C.                                    The Grantors (other than Detroit) executed and delivered the Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of Administrative Agent for the benefit of the Secured Parties, pursuant to which each such Grantor has guarantied the prompt payment and performance when due of all obligations of the Borrowers under the Credit Agreement and all obligations of the Borrowers under the Secured Hedge Agreements and the Secured Cash Management Agreements.

D.                                    It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Credit Agreement and in order to induce Lenders to make Loans and the L/C Issuers to issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to enter into the Secured Hedge Agreements and to induce the Cash Management Banks to enter into the Secured Cash Management Agreements, each Grantor hereby agrees with Administrative Agent as follows:

SECTION 1.                         Grant of Security.

Each Grantor hereby assigns to Administrative Agent, and hereby grants to Administrative Agent a security interest in, all of such Grantor’s right, title and interest in and to all of the personal property of such Grantor, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended, in the State of New York (the “UCC”), including the following (the “Collateral”):

(a)         all Accounts;

(b)         all Chattel Paper;

(c)          all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(d)         all Documents;

(e)          all General Intangibles, including all intellectual property, licenses of intellectual property, other licenses and permits, Payment Intangibles and Software;

(f)           all Goods, including Inventory, Equipment and Fixtures;

(g)          all Instruments;

(h)         all Investment Property;

(i)             all Letter-of-Credit Rights and other Supporting Obligations;

(j)            all Records;

(k)         all Commercial Tort Claims;

(l)             all Leases and Rents (as defined in the Mortgages); and

(m)     all Proceeds and Accessions with respect to any of the foregoing Collateral.

Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC), it being the intention of Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

Notwithstanding anything herein to the contrary, (x) in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any Excluded Assets; provided, however, “Excluded Assets” shall not include any Proceeds, products, substitutions or replacements of Excluded Assets (unless such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets); provided, further, that if and when any such property shall cease to be Excluded Assets, a Lien on and security interest in such property shall be deemed granted therein and such property shall constitute Collateral for purposes hereof, (y) the maximum aggregate amount that is, or under any contingency may be, secured at any time by any Principal Properties pursuant to this Agreement and the other Principal Property Collateral Documents is Three Billion Three Hundred Fifty Million Dollars ($3,350,000,000) (the “Principal Properties Secured Amount”) and (z) the maximum aggregate amount of the Secured Obligations that is, or under any contingency may be, secured at any time by this Agreement and the other Detroit Collateral Documents shall be equal to the portion of the Obligations which are actually borrowed or received by Detroit (the “Detroit Secured Amount” and, together with the Principal Properties Secured Amount, the “Secured Amounts”).  The limitation as to any Secured Amount includes any and all principal, interest, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, rents, insurance premiums and any other costs incurred to protect the Lien hereof and the other Principal Property Collateral Documents, expenses incurred by reason of any default under the terms hereof and thereof, and other amounts which are secured hereby or thereby.  As used in this paragraph, “Principal Property Collateral Documents” means this Agreement and each other present and future Collateral Document granting a Lien upon a Principal Property (including the equity securities of any Person which directly or indirectly owns a Principal Property) given to directly or indirectly secure the obligations of any Grantor or any other Loan Party to Administrative Agent or the Secured Parties, “Principal Properties” means the real estate, physical facilities and depreciable assets associated with the Bellagio Hotel and Casino, The Mirage Casino Hotel, and the MGM Grand Las Vegas, the equity or limited liability company interests owned by MGM Resorts International or its subsidiaries in any Person that owns such respective properties, and any Equity Interests or Indebtedness of any Subsidiary of MGM Resorts International, and “Detroit Collateral Documents” means this Agreement and each other present and future Collateral Document granting a Lien upon any property or asset of Detroit given to directly or indirectly secure the obligation of Detroit to Administrative Agent or the other Secured Parties.  It being understood that the Collateral under this Agreement does not include “Pledged Equity” as defined in the Pledge Agreement, which is governed by the Pledge Agreement.

Notwithstanding anything herein to the contrary, in no event shall this Agreement require the creation, perfection or maintenance of pledges of or security interests in, or the obtaining of title insurance, surveys, abstracts or appraisals with respect to, Excluded Assets, or the taking of any actions to perfect security interests in Excluded Assets apart from the filing of financing statements under the UCC.  Furthermore, Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrowers, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Credit Agreement or any other Collateral Document.

SECTION 2.                         Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Grantor.  “Secured Obligations” means, subject to Section 11.20 of the Credit Agreement, all Obligations of each Grantor under the Loan Documents, the Secured Hedge Agreements (other than Excluded Swap Obligations) and the Secured Cash Management Agreements, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Administrative Agent or any other Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to any Grantor, would accrue on such obligations, whether or not a claim is allowed against such Grantor for such amounts in the related bankruptcy proceeding).

SECTION 3.                         Grantors Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Administrative Agent shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.                         Representations and Warranties.

Each Grantor represents and warrants as follows:

(a)         Ownership of Collateral.  Except as expressly permitted by the Credit Agreement, such Grantor owns its interests in the Collateral free and clear of any Lien other than the Permitted Encumbrances and other Liens permitted by Section 8.03 of the Credit Agreement and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including any IP Filing Office other than the Permitted Encumbrances and other Liens permitted by Section 8.03 of the Credit Agreement.

(b)         Perfection.  The security interests in the Collateral granted to Administrative Agent for the ratable benefit of the Secured Parties hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations.  Upon the filing of UCC financing statements naming each Grantor as “debtor”, naming Administrative Agent as “secured party” and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 1 annexed hereto, the security interests in the Collateral granted to Administrative Agent for the ratable benefit of the Secured Parties will constitute perfected security interests therein prior to all other Liens (except for the Liens permitted under the Credit Agreement or Permitted Encumbrances, in each case having priority over the Administrative Agent’s Lien by operation of law), to the extent perfection may be achieved by such filing and delivery.

(c)          Office Locations; Type and Jurisdiction of Organization.  Such Grantor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office and organization number provided by the applicable Governmental Authority of the jurisdiction of organization are set forth on Schedule 2 annexed hereto.

(d)         Names.  No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the five year period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof, except the names set forth on Schedule 3 annexed hereto.

(e)          Sufficiency of Intellectual Property License Agreements.  Each Grantor has sufficient rights under the Intellectual Property License Agreements under which such Grantor is licensee to all of the trademarks, copyrights and other intellectual property necessary or advisable for the conduct of its business as currently conducted.

The representations and warranties as to the information set forth in Schedules referred to herein are made as to each Grantor (other than Additional Grantors) as of the date hereof and as to each Additional Grantor as of the date of the applicable Counterpart, except that, in the case of a Security Agreement Supplement, such representations and warranties are made as of the date of such supplement or notice.

SECTION 5.                         Further Assurances.

Subject to the last paragraph of Section 1, each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Administrative Agent may request, in order to perfect (to the extent described in Section 4(b)) and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will:  (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (ii) furnish to Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail, (iii) at Administrative Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Administrative Agent’s security interest in all or any part of the Collateral, and (iv) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Administrative Agent with respect to any Collateral. Each Grantor hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of such Grantor) without the signature of any Grantor.

SECTION 6.                         Certain Covenants of Grantors.

Each Grantor shall:

(a)         give Administrative Agent written notice of (i) any change in such Grantor’s name, identity or corporate structure and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor, in each case, as soon as practicable and in any event no more than ten (10) days (or such longer period as may be agreed by Administrative Agent) thereafter; and

(b)         if Administrative Agent gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes.

SECTION 7.                         Special Covenants with respect to Accounts.

(a)         Each Grantor shall, in the ordinary course of business, maintain (i) complete Records of each Account, including records of all payments received, credits granted and merchandise returned, (ii) maintain complete Records of all casino credit extended, including but not limited to the terms of any discounts offered, in full compliance with applicable Gaming Laws , and (iii) all documentation relating thereto.

(b)         Except as otherwise provided in this Section 7(b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts.  In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Administrative Agent’s direction, shall take) such action as such Grantor or Administrative Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Administrative Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Administrative Agent, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Administrative Agent, (iii) enforce collection of any such Accounts at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by such Grantor of the notice from Administrative Agent referred to in the proviso to the preceding sentence, (A) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Administrative Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 13 hereof, and (B) except as expressly permitted by the Credit Agreement, such Grantor shall not, without the written consent of Administrative Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 8.                         Special Covenants With Respect to the Intellectual Property License Agreements.

(a)         Each Grantor shall take any and all steps to preserve and keep in full force and effect any Intellectual Property License Agreement to which it is a party, including (i) the timely performance of all such Grantor’s obligations under such Intellectual Property License Agreement, (ii) the enforcement, preservation and maintenance of all such Grantor’s rights, interests and privileges arising under such Intellectual Property License Agreement and (iii) refraining from taking any action that would constitute a breach of, or give rise to a termination or other loss of the full benefits of, such Intellectual Property License Agreement.  No Intellectual Property License Agreement may be amended or otherwise modified in a manner which is adverse to the interests of the Secured Parties, in any material respect, without the prior written consent of Administrative Agent.

(b)         Administrative Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default, in any applicable Grantor’s name and on its behalf, to perform or cause the performance of any Grantor’s obligations under any Intellectual Property License Agreement and to take, at such Grantor’s expense, any actions that Administrative Agent reasonably deems necessary or appropriate in order to enforce, preserve and maintain such Grantor’s rights, interests and privileges arising under such Intellectual Property License Agreement.

SECTION 9.                         Collateral Account.

Administrative Agent is hereby authorized to establish and maintain as a blocked account under the sole dominion and control of Administrative Agent, a restricted Deposit Account designated as “MGM Resorts Collateral Account”.  All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Administrative Agent hereunder, for the benefit of Secured Parties, as collateral security for the Secured Obligations upon the terms and conditions set forth herein.  Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein or in the Credit Agreement, otherwise receive any funds deposited into the Collateral Account.  Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Governmental Authority, as may now or hereafter be in effect.  All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Administrative Agent.  Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Administrative Agent by telefacsimile of the date, amount and method of delivery of such deposit.  Cash held by Administrative Agent in the Collateral Account shall not be invested by Administrative Agent but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement or in the Credit Agreement.  To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Administrative Agent to its customers for deposits of like amounts and terms.  Subject to Administrative Agent’s rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in, the Collateral Account.

SECTION 10.                  Administrative Agent Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Administrative Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Administrative Agent or otherwise, upon the occurrence and during the continuance of an Event of Default, in Administrative Agent’s discretion to take any action and to execute any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)         to obtain and adjust insurance required to be maintained by such Grantor or paid to Administrative Agent pursuant to the Credit Agreement;

(b)         to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)          to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

(d)         to file any claims or take any action or institute any proceedings that Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Administrative Agent with respect to any of the Collateral;

(e)          to pay or discharge taxes or Liens (other than taxes not required to be discharged pursuant to the Credit Agreement and Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Administrative Agent in its sole discretion, any such payments made by Administrative Agent to become obligations of such Grantor to Administrative Agent, due and payable immediately without demand;

(f)           to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g)          generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Grantors’ expense, at any time or from time to time, all acts and things that Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and Administrative Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 11.                  Standard of Care.

The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property.

SECTION 12.                  Remedies.

(a)         Generally.  If any Event of Default shall have occurred and be continuing, Administrative Agent may, subject to Section 16 hereof, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent that is reasonably convenient to both parties, (ii) require each Grantor to provide reasonable assistance in obtaining any Gaming Approval necessary to dispose of gaming devices, cashless wagering systems, mobile gaming systems, interactive gaming systems or any similar Collateral for which a Gaming Approval is necessary to authorize Administrative Agent to sell such Collateral, including but not limited to providing complete descriptions of such Collateral as required by Gaming Laws to be include with an application for such Gaming Approval, (iii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iv) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Administrative Agent deems appropriate, (v) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iv) and collecting any Secured Obligation, (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale or other disposition (including, without limitation, pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code of the United States), at any of Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Administrative Agent may deem commercially reasonable, and (vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral.  Administrative Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any such sale and Administrative Agent, as agent for and representative of the Secured Parties (but not any Secured Party in its individual capacity unless Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Administrative Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to Administrative Agent, that Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code of the United States) may be the purchaser or licensor of any or all of the Collateral at any such sale or other disposition, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases, and Administrative Agent, as agent for the Secured Parties, shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations (subject to Section 11.20 of the Credit Agreement) as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale or other disposition.  Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

Each Grantor recognizes that, by reason of certain requirements of the Gaming Laws, Administrative Agent or any purchaser may be required to obtain certain Gaming Approvals under applicable Gaming Laws to sell gaming devices, cashless wagering systems, mobile gaming systems, interactive gaming systems or other similar Collateral.   Each Grantor acknowledges and agrees that obtaining such Gaming Approvals may require that the prospective purchaser hold a Gaming License or a distributor’s license, Administrative Agent may restrict prospective purchasers to only those holding the requisite licenses, and any such sale may be at prices and on terms less favorable than those obtainable through a sale without such restrictions.

(b)         Collateral Account.  If an Event of Default has occurred and is continuing, any amounts on deposit in the Collateral Account, except for funds deposited in the Collateral Account as described in the next sentence, shall be held by Administrative Agent and applied as Obligations become due or, if applicable, pursuant to Section 9.03 of the Credit Agreement.  If, in accordance with Section 9.02(c) of the Credit Agreement, the Borrowers are required to pay to Administrative Agent an amount (the “Aggregate Available Amount”) equal to the Outstanding Amount of all L/C Obligations under the Credit Agreement, the Borrowers shall deliver funds in such an amount for deposit in the Collateral Account.  Following such deposit in the Collateral Account, (i) upon any drawing under any outstanding Letter of Credit, Administrative Agent shall apply any amount in the Collateral Account to reimburse the L/C Issuers for the amount of such drawing, and (ii) in the event of cancellation or expiration of any Letter of Credit, or in the event of any reduction in the Outstanding Amount of the L/C Obligations, Administrative Agent shall apply the amount then on deposit in the Collateral Account in excess of the Aggregate Available Amount (calculated giving effect to such cancellation, expiration or reduction) as provided in Section 13.

SECTION 13.                  Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in the Credit Agreement.

SECTION 14.                  Indemnity and Expenses.

(a)         Grantors jointly and severally (except as otherwise prohibited hereunder) agree to indemnify Administrative Agent, each other Secured Party and each Related Party of any of the foregoing Persons (each an “Indemnitee”) from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final-non-appealable judgment that any claims, losses and liabilities resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any Related Indemnified Person of such Indemnitee, (y) a material breach of any obligations of such Indemnitee under any Loan Document by such Indemnitee or (z) any dispute solely among Indemnitees or of any Related Indemnified Person of such Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent (and any sub-agent thereof), Lender or L/C Issuer under the Facility and other than any claims arising out of any act or omission of the Grantors or any of their Affiliates.  No Indemnitee or Grantor shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Grantor, in respect of any such damages incurred or paid by an Indemnitee to a third party).

(b)         Grantors jointly and severally (except as otherwise prohibited hereunder) agree to pay to Administrative Agent upon demand the amount of any and all costs and expenses in accordance with Section 11.04(a) of the Credit Agreement.

(c)          The obligations of Grantors in this Section 14 shall (i) survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement, the Secured Hedge Agreements, the Secured Cash Management Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to the Guaranty, be subject to the provisions of Section 1(b) thereof.

SECTION 15.                  Continuing Security Interest; Transfer of Loans; Termination and Release.

(a)         This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the satisfaction of the Termination Conditions and the payment in full of all Secured Obligations arising under any Secured Hedge Agreement or Secured Cash Management Agreement, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Administrative Agent hereunder, to the benefit of Administrative Agent, the other Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), but subject to the provisions of Section 11.06 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.

(b)         Upon satisfaction of the Termination Conditions and the payment in full of all Secured Obligations arising under any Secured Hedge Agreement or Secured Cash Management Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors.  Upon any such termination Administrative Agent will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.  In addition, upon the proposed sale or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires a security interest release from Administrative Agent, such a release may be obtained pursuant to the provisions of Section 10.10 of the Credit Agreement.

SECTION 16.                  Administrative Agent as Agent.

(a)         Administrative Agent has been appointed to act as Administrative Agent hereunder by Lenders, Hedge Banks and Cash Management Banks, by their acceptance of the benefits hereof.  Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Administrative Agent shall exercise, or refrain from exercising, any remedies provided for in Section 12 hereof in accordance with the instructions of Required Lenders.

(b)         Administrative Agent shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to Section 10.06 of the Credit Agreement shall also constitute notice of resignation as Administrative Agent under this Agreement; and appointment of a successor Administrative Agent pursuant to Section 10.06 of the Credit Agreement shall also constitute appointment of a successor Administrative Agent under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under Section 10.06 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent under this Agreement shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under this Agreement, and (ii) execute (if necessary) and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created hereunder, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Administrative Agent hereunder.

SECTION 17.                  Additional Grantors.

From time to time subsequent to the date hereof, in accordance with the terms of Credit Agreement, including Sections 6.08 and 6.09, additional Restricted Subsidiaries of MGM Resorts may become Additional Grantors, by executing a Counterpart.  Upon delivery of any such Counterpart to Administrative Agent, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Restricted Subsidiary of MGM Resorts to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 18.                  Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 17 hereof and Grantors hereby waive any requirement of notice of or consent to any such amendment.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 19.                  Notices.

Any notice or other communication herein required or permitted to be given shall be given in accordance with Section 11.02 of the Credit Agreement; provided, however, that, for the purposes hereof, the address of each party hereto shall be as provided in Section 11.02 of the Credit Agreement or as set forth under such party’s name on Schedule A hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 20.                  Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 21.                  Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 22.                  Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 23.                  Governing Law; Jurisdiction; Etc.

(a)         GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN ANY LOAN DOCUMENT WHICH EXPRESSLY STATES THAT IT SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL EACH BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)         SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY OTHER SECURED PARTY, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)         SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 24.                  Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 25.                  Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 26.                  Definitions.

(a)         Each capitalized term utilized in this Agreement that is not defined in the Credit Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

(b)         In addition, the following terms used in this Agreement shall have the following meanings:

“Additional Grantor” means a Restricted Subsidiary of MGM Resorts that becomes a party hereto after the date hereof as an additional Grantor by executing a Counterpart.

“Collateral” has the meaning set forth in Section 1 hereof.

“Collateral Account” means the “MGM Resorts Collateral Account” established pursuant to Section 9.

“Counterpart” means a counterpart to this Agreement, in substantially the form of Exhibit I annexed hereto, entered into by a Restricted Subsidiary of MGM Resorts pursuant to Section 17 hereof.

“Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Intellectual Property License Agreements” means (i) the Trademark License Agreement, dated as of December 20, 2012, among MGM Resorts, as licensor, Mirage Resorts, International, as licensor, Mandalay Resort Group, as licensor, MGM Hotel, as licensee, NYNY, as licensee, Bellagio, as licensee, Mirage Casino, as licensee, Detroit, as licensee, and MGM Mississippi, as licensee, and (ii) all other intellectual property license agreements of any Grantor with MGM Resorts or any Subsidiary of MGM Resorts now or hereafter existing, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Secured Obligations” has the meaning set forth in Section 2 hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Grantors and Administrative Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Grantors:

MGM GRAND DETROIT, LLC

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Corporate Secretary

MGM GRAND HOTEL, LLC
NEW YORK-NEW YORK HOTEL & CASINO, LLC
BELLAGIO, LLC
THE MIRAGE CASINO-HOTEL
MGM RESORTS MISSISSIPPI, INC.

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Secretary or Attorney-in-Fact, as applicable, of each of the foregoing

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maurice Washington
Name:	Maurice Washington
Title:	Vice President, Agency Management Officer

Schedule A

Name	Notice Address for each Grantor
MGM Resorts Mississippi, Inc.	*
The Mirage-Casino Hotel	*
Bellagio, LLC	*
MGM Grand Detroit, LLC	*
New York-New York Hotel & Casino, LLC	*
MGM Grand Hotel, LLC	*

* The notice address, including zip code, and telephone number, including area code, for each Grantor is:

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attn: Daniel J. D’Arrigo

Telecopier: 702 693-7628

Telephone: 702 693-8895

Email: d’arrigo@mgmresorts.com

With a copy to:

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attn: William M. Scott IV

Telecopier: 702 693-7628

Telephone: 702 730-3940

Email: bscott@mgmresorts.com

SCHEDULE 1 TO

SECURITY AGREEMENT

Filing Offices

Grantor	Filing Offices
MGM Resorts Mississippi, Inc.	Mississippi Secretary of State P.O. Box 136 Jackson, MS 39205

The Mirage-Casino Hotel	Nevada Secretary of State 200 North Carson Street Carson City, NV 89701

Bellagio, LLC	Nevada Secretary of State 200 North Carson Street Carson City, NV 89701

MGM Grand Detroit, LLC	Delaware Secretary of State Division of Corporations John G. Townsend Building 401 Federal Street, Suite 4 Dover, DE 19901

New York-New York Hotel & Casino, LLC	Nevada Secretary of State 200 North Carson Street Carson City, NV 89701

MGM Grand Hotel, LLC	Nevada Secretary of State 200 North Carson Street Carson City, NV 89701

SCHEDULE 2 TO

SECURITY AGREEMENT

Office Locations, Type and Jurisdiction of Organization

Name of Grantor	Type of Organization	Office Locations	Jurisdiction of Organization	Organization Number
MGM Resorts Mississippi, Inc.	Corporation	1010 Casino Center Drive, Robinsonville, MS 38664		597622
		3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Mississippi

The Mirage-Casino Hotel	Corporation	3400 Las Vegas Boulevard South Las Vegas, Nevada 89109 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Nevada	C6849-1986

Bellagio, LLC	Limited Liability Company	3600 Las Vegas Boulevard South Las Vegas, Nevada 89109 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Nevada	LLC6671-2000

MGM Grand Detroit, LLC	Limited Liability Company	1777 Third Street, Detroit, MI 48226 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Delaware	2767169

New York-New York Hotel & Casino, LLC	Limited Liability Company	3790 Las Vegas Boulevard South Las Vegas, Nevada 89109 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Nevada	LLC20224-1994

MGM Grand Hotel, LLC	Limited Liability Company	3799 Las Vegas Boulevard South Las Vegas, Nevada 89109 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Nevada	LLC6875-2000

SCHEDULE 3 TO

SECURITY AGREEMENT

Other Names

Name of Grantor	Other Names
MGM Resorts Mississippi, Inc.	Circus Circus Mississippi, Inc.

EXHIBIT I TO

SECURITY AGREEMENT

FORM OF COUNTERPART

COUNTERPART (this “Counterpart”), dated as of               , 20    , is delivered pursuant to Section 17 of the Security Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement dated as of December 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Security Agreement), among MGM Grand Detroit, LLC, a Delaware limited liability company, the other Grantors named therein, and Bank of America, N.A., as Administrative Agent.  The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 17 thereof and agrees to be bound by all of the terms thereof.  Without limiting the generality of the foregoing, the undersigned hereby:

(i)              authorizes Administrative Agent to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;

(ii)             agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

(iii)            makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title: